Exhibit 10.59
NiSource Inc.
2020 Omnibus Incentive Plan

2023 Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (the “Agreement”), is made and entered into as of [DATE] (the “Grant Date”), by and between NiSource Inc., a Delaware corporation (the “Company”), and [NAME], an Employee of the Company or an Affiliate (the “Grantee”), pursuant to the terms of the NiSource Inc. 2020 Omnibus Incentive Plan, as amended (the “Plan”). Any term capitalized but not defined in this Agreement shall have the meaning set forth in the Plan.
        Section 1.  Restricted Stock Unit Award. The Company hereby grants to the Grantee, on the terms and conditions hereinafter set forth, an Award of [NUMBER] Restricted Stock Units. The Restricted Stock Units shall be represented by a bookkeeping entry (the “RSU Account”) of the Company, and each Restricted Stock Unit shall be equivalent to one share of the Company’s common stock.
    Section 2. Grantee Accounts. The number of Restricted Stock Units granted pursuant to this Agreement shall be credited to the Grantee’s RSU Account. Each RSU Account shall be maintained on the books of the Company until full payment of the balance thereof has been made to the Grantee (or the Grantee’s beneficiaries or estate if the Grantee is deceased) in accordance with Section 1 above. No funds shall be set aside or earmarked for any RSU Account, which shall be purely a bookkeeping device.
    Section 3.  Vesting and Lapse of Restrictions.
(a)Vesting. Subject to the forfeiture conditions described later in this Agreement, the Restricted Stock Units shall vest on February 27, 2026 (the “Vesting Date”), at which date they shall become 100% vested, provided that the Grantee is continuously employed by the Company through and including January 1, 2026. Except as set forth in subsection (c) below, if the Grantee’s Service is terminated for any reason on or prior to December 31, 2023, the unvested Restricted Stock Units subject to this Agreement shall immediately terminate and be automatically forfeited by the Grantee.

(b)Pro Rata Vesting Upon Termination After 2023 and Prior to 2026. If the Grantee's Service is terminated for any reason (including if the Grantee’s Service is terminated for death or Disability) after December 31, 2023 and prior to January 1, 2026, the restrictions set forth in subsection (a) above shall lapse with respect to a pro rata portion of such Restricted Stock Units on the date of termination of Service for any reason. Such pro rata lapse of restrictions shall be determined using a fraction, where the numerator shall be the number of full or partial calendar months elapsed between the Grant Date and the date the Grantee terminates Service for any reason (including if the Grantee’s Service is terminated for death or Disability), and the denominator shall be the number of full or partial calendar months elapsed between the Grant Date and January 1, 2026.

(c)Effect of Termination of Service Due to Death or Disability On or Prior to December 31, 2023. Notwithstanding the foregoing, in the event that the Grantee’s Service terminates on or prior to December 31, 2023 as a result of the Grantee’s death or Disability, the restrictions set forth in subsection (a) above shall lapse with respect to a pro rata portion of such Restricted Stock Units on the date of termination of Service on or prior to December 31, 2023 due to the Grantee’s death or Disability. Such pro rata lapse of restrictions shall be determined using a fraction, where the numerator shall be the number of full or partial calendar months elapsed between the Grant Date and the date the Grantee terminates Service on or prior to December 31, 2023 due to death or Disability, and the denominator shall be the number of full or partial calendar months between the Grant Date and the Vesting Date.

(d)Change in Control. Notwithstanding the foregoing provisions, in the event of a Change in Control, the Restricted Stock Units under this Agreement shall be subject to the Change in Control provisions set forth in the Plan. In the event of any conflict between the Plan and this Agreement, the Plan shall control. Notwithstanding any other agreement between the Company and the Grantee, the “Good Reason” definition set forth in the Plan shall govern this award. Notwithstanding the foregoing or anything herein to the contrary, in the event the Restricted Stock Units do not become Alternative Awards under the Plan, then the Restricted Stock Units shall be settled within 60 days following the Change in Control; provided, however, in the event the Restricted Stock Units constitute nonqualified deferred compensation subject to Code Section 409A and the Change in Control is not a “change in control event” within the meaning of Code Section 409A, then, to the extent required to comply with Code Section 409A, the vested Restricted Stock Units shall be settled within 60 days following the Vesting Date or, if earlier and subject to Section 4, upon Grantee’s termination of Service.
        Section 4. Delivery of Shares. Once Restricted Stock Units have vested under this Agreement, the Company shall convert the Restricted Stock Units in the Grantee’s RSU Account into Shares and issue or deliver the total number of Shares due to the Grantee within 60 days following the Vesting Date or, if earlier, Grantee’s termination of Service in accordance with Section 3(b). Notwithstanding the foregoing, to the extent any portion of the Restricted Stock Units are subject to Code Section 409A, if any Restricted Stock Units vest prior to the Vesting Date in connection with a Grantee’s “separation from service” within the meaning of Code Section 409A and the Grantee is a “specified employee” within the meaning of Code Section 409A at the time of such separation from service, the Shares represented by the vested Restricted Stock Units shall be issued and delivered on the first business day after the date that is six (6) months following the date of the Grantee’s separation from service (or if earlier, the Grantee’s date of death). The delivery of the Shares shall be subject to payment of the applicable withholding tax liability and the forfeiture provisions of this Agreement. If the Grantee dies before the Company has distributed any portion of the vested Restricted Stock Units, the Company shall transfer any Shares payable with respect to the vested Restricted Stock Units in accordance with the Grantee’s written beneficiary designation or to the Grantee’s estate if no written beneficiary designation is provided.
    Section 5.  Withholding of Taxes. As a condition precedent to the delivery to Grantee of any Shares upon vesting of the Restricted Stock Units or the payment of any cash pursuant to Section 9 hereof, Grantee shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Restricted Stock Units and any such cash payments. If Grantee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Grantee or withhold Shares. Grantee may elect to satisfy his or her obligation to advance the Required Tax Payments with respect to any Restricted Stock Units by any of the following means: (a) a cash payment to the Company; (b) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole Shares having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Restricted Stock Units (the “Tax Date”), equal to the Required Tax Payments; (c) authorizing the Company to withhold from the Shares otherwise to be delivered to Grantee upon the vesting of the Restricted Stock Units, a number of whole Shares having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; or (d) any combination of (a), (b) and (c). Shares to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by Grantee. No Shares shall be delivered until the Required Tax Payments have been satisfied in full. For any cash payments made pursuant to Section 9 hereof, the Company shall withhold from such cash payments the Required Tax Payments.
        Section 6.    Compliance with Applicable Law. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Restricted Stock Units shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The delivery of all or any Shares that relate to the Restricted Stock Units shall be effective only at such time that the issuance of such Shares shall not violate any state or federal securities or other laws. The Company is under no obligation to effect any registration of Shares under the Securities Act of 1933 or to effect any state registration or qualification of the Shares that may be issued under this Agreement. Subject to Code Section 409A, the Company may, in its sole discretion, delay the delivery of Shares or place restrictive legends on Shares in order to ensure that the issuance of any Shares shall be in compliance with federal or state securities laws and the rules of any exchange upon which the Company’s Shares are traded. If the Company delays the delivery of Shares in order to ensure compliance with any state or federal securities or other laws, the Company shall deliver the Shares at the earliest date at which the Company reasonably believes that such delivery shall not cause such violation, or at such later date that may be permitted under Code Section 409A.
        Section 7. Restriction on Transferability. Except as otherwise provided under the Plan, until the Restricted Stock Units have vested under this Agreement, the Restricted Stock Units granted herein and the rights and privileges conferred hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (by operation of law or otherwise), other than by will or the laws of descent and distribution. Any attempted transfer in violation of the provisions of this paragraph shall be void, and the purported transferee shall obtain no rights with respect to such Restricted Stock Units.
        Section 8. Grantee’s Rights Unsecured. The right of the Grantee or his or her beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Grantee nor his or her beneficiary shall have any rights in or against any amounts credited to the Grantee’s RSU Account or any other specific assets of the Company. All amounts credited to the Grantee’s RSU Account shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes, as it may deem appropriate.
    Section 9.  No Rights as Stockholder or Employee; Dividend Equivalent Cash Payments.

(a)    Unless and until Shares have been issued to the Grantee, the Grantee shall not have any privileges of a stockholder of the Company with respect to any Restricted Stock Units subject to this Agreement, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which Shares are entitled with respect to any such Restricted Stock Units. Notwithstanding the foregoing, in the event that the Company declares a cash dividend or cash distribution on Shares, on the payment date of the dividend or distribution, the Grantee will be entitled to receive a cash payment equal to the amount of the cash dividend or distribution per Share multiplied by the number of Restricted Stock Units granted by this Agreement and held by the Grantee on the dividend’s or distribution's record date (as adjusted for any proration). The cash payable to the Grantee under the preceding sentence, less any taxes required to be withheld under Section 5 hereof, will be distributed to the Grantee as soon as practicable after the date on which the respective cash dividend or distribution is paid to holders of Shares.
(b)    Nothing in this Agreement or the Award shall confer upon the Grantee any right to continue as an Employee of the Company or any Affiliate or to interfere in any way with the right of the Company or any Affiliate to terminate the Grantee’s Service at any time.

    Section 10.  Adjustments. If at any time while the Award is outstanding, the number of outstanding Restricted Stock Units is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in the Plan, the number and kind of Restricted Stock Units shall be adjusted in accordance with the provisions of the Plan. In the event of certain corporate events specified in the Change in Control provisions of the Plan, any Restricted Stock Units may be replaced by Alternative Awards or forfeited in exchange for payment of cash in accordance with the Change in Control procedures and provisions of the Plan.
        Section 11.  Notices. Any notice hereunder by the Grantee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the following address: Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, IN 46410-6271, or at such other address as the Company may designate by notice to the Grantee. Any notice hereunder by the Company shall be given to the Grantee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Grantee may have on file with the Company.
        Section 12.  Administration. The administration of this Agreement, including the interpretation and amendment or termination of this Agreement, shall be performed in accordance with the Plan. All determinations and decisions made by the Committee, the Board, or any delegate of the Committee as to the provisions of this Agreement shall be conclusive, final, and binding on all persons. Notwithstanding the foregoing, if subsequent guidance is issued under Code Section 409A that would impose additional taxes, penalties, or interest to either the Company or the Grantee, the Company may administer this Agreement in accordance with such guidance and amend this Agreement without the consent of the Grantee to the extent such actions, in the reasonable judgment of the Company, are considered necessary to avoid the imposition of such additional taxes, penalties, or interest.
        Section 13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Indiana, without giving effect to the choice of law principles thereof.
    Section 14. Entire Agreement; Agreement Subject to Plan. This Agreement and the Plan contain all of the terms and conditions with respect to the subject matter hereof and supersede any previous agreements, written or oral, relating to the subject matter hereof. This Agreement at all times shall be governed by the

Plan, which is incorporated in this Agreement by reference, and in no way alter or modify the Plan. To the extent a conflict exists between this Agreement and the Plan, the provisions of the Plan shall govern. This Agreement is pursuant to the terms of the Plan.
    Section 15. Code Section 409A Compliance. This Agreement shall be interpreted in accordance with Code Section 409A including the rules related to payment timing for “specified employees” within the meaning of Code Section 409A. This Agreement shall be deemed to be modified to the maximum extent necessary to be in compliance with Code Section 409A’s rules. If the Grantee is unexpectedly required to include in the Grantee’s current year’s income any amount of compensation relating to the Restricted Stock Units because of a failure to meet the requirements of Code Section 409A, then to the extent permitted by Code Section 409A, the Grantee may receive a distribution of cash or Shares in an amount not to exceed the amount required to be included in income as a result of the failure to comply with Code Section 409A.

    Section 16.    Restrictive Covenant.
(a)    The Grantee understands the nature of the Company's business and the significant time and expense the Company and its Affiliates (collectively referred to in this Section as “NiSource”) have expended and continue to expend in attracting, developing, recruiting and training employees and that the loss of employees would cause significant and irreparable harm to NiSource. Accordingly, the Grantee agrees that the scope and duration of the restriction described in this Section 16 is reasonable and necessary to protect the legitimate business interests of NiSource. The Grantee agrees that during the period of the Grantee's Service and for a period of one (1) year following the Grantee's separation from Service, the Grantee shall not, without the express written approval of NiSource's Chief Human Resources Officer, directly or indirectly solicit, hire, recruit, or attempt to solicit, hire, or recruit, any then-current employee of NiSource or any employee who has been employed by NiSource in the six (6) months preceding such solicitation, hiring, or recruitment (“Covered Employee”). Soliciting, recruiting, or hiring Covered Employees with whom Grantee did not work or have direct contact while at NiSource to work as an employee, contractor, consultant or otherwise, shall not be considered a violation of this Section 16(a), provided, however, that Grantee does not solicit, employ or hire such employee with an intent to compete with NiSource in violation of this Section 16(a). Notwithstanding the foregoing, nothing in this Section shall restrict or preclude the Grantee from soliciting or hiring any employee who responds to a general employment solicitation or advertisement or contact by a recruiter that is not specifically focused or targeted on employees or former employees of NiSource, provided that the Grantee has not encouraged or advised such.

(b)    If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section is invalid or unenforceable, the parties agree that (a) the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, (b) the parties shall request that the court exercise that power, and (c) this Agreement in its revised form shall be enforceable.
(c)    Grantee agrees that in the event of a breach or threatened breach of the covenants contained in Section 16(a), in addition to any other damages or restrictions that may apply under any employment agreement, state law, or otherwise, the Grantee shall forfeit, upon written notice to such effect from the Company, any and all Awards granted to the Grantee under this Agreement, including vested Awards and including any proceeds thereof. The forfeiture provisions of this Section shall continue to apply, in accordance with their terms, after the provisions of any employment or other agreement between the Company and the Grantee have lapsed. Grantee expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions of this Section 16 may result in substantial, continuing, and irreparable injury to NiSource, and therefore agrees that, in addition to any other remedy that may be available to NiSource, NiSource shall be entitled to seek injunctive relief, specific performance, or other equitable relief (without the requirement to post bond) by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Section 16 without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach. Grantee expressly acknowledges that Grantee’s violation of this Section 16 will entitle NiSource to other equitable and legal remedies, including damages, attorney's fees, and costs, as allowed by law. The provisions of this Section 16 shall continue to apply, in accordance with their terms, after the Grantee's Service has terminated and regardless of whether the provisions of any employment or other agreement between the Company and the Grantee have lapsed.
(d)    In the event the Grantee is required to forfeit outstanding vested Shares as a result of breaching the Grantee's obligations under this Section 16, the Grantee agrees to promptly execute such stock powers or other instruments of transfer in such forms as are acceptable to the Company without payment or other consideration therefor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Award to be granted, and the Grantee has accepted this Award, as of the date first above written.

NISOURCE INC.
____________________________________________
By: Melanie Berman
Its: Senior Vice President and Chief Human Resources Officer

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